Exhibit 99.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made and entered into this 25 of September, 2015 (the “Effective Date”) by and between WHLR – PIERPONT CENTER, LLC, a West Virginia limited liability (“Seller”) and MICHAEL SCHMIDT, an individual, and/or assigns (“Purchaser”).

WITNESSETH:

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated August 31, 2015 (the “Agreement”) for certain real property known as 510 and 512 Venture Drive, Morgantown, West Virginia, and being more particularly described therein (the “Property”); and

WHEREAS, the Property is currently encumbered by a Deed of Trust recorded on January 16, 2015 in the Office of the Clerk of the County Commission of Monongalia County, West Virginia as Instrument No. 572739, which secures a Promissory Note dated January 14, 2015, evidencing a Loan Agreement dated January 14, 2015, by and between Rialto Mortgage Finance, LLC, a Delaware limited liability company, and the Seller (the “Loan”);

WHEREAS, pursuant to the terms of the Loan, the Seller is not permitted to defease the Loan encumbering the Property until February 13, 2017; and

WHEREAS, the parties desire to modify and amend the Agreement as expressly set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2.    Section 4 is hereby deleted in its entirety and replaced with the following:

The closing (the “Closing” or “Closing Date”) shall occur through the Escrow Agent on the date which is the earlier to occur of: (i) thirty (30) days after the Seller receives approval from the Lender (as defined herein) to defease the Loan (as defined herein); or (ii) February 13, 2017.

Upon the Closing Date the Seller shall deliver possession of the Property free of all tenants and occupants except for the Tenants, and free from all goods and effects of the Seller in the same condition they now are in, reasonable wear and use accepted, subject only to the Permitted Encumbrances and in compliance with all title matters.

3.    The first sentence of Section 6(B) is hereby deleted in its entirety and replaced with the following:

Purchaser shall have a period from the Effective Date until September 30, 2015 (such period being the “Due Diligence Period”) to review such matters as it deems appropriate including without limitation: (i) make inquiries, examinations, and inspections of such Due Diligence Materials, and (ii) to enter upon the Property to inspect the physical condition of the same, as it shall deem necessary, including an examination of the structure, and may make such investigations and tests of the mechanical systems in the Improvements; subject to the consent of the Tenant (which Seller will use reasonable efforts to obtain) and provided that such activities do not unreasonably interfere with the Tenants on the Property.

4.    The fourth sentence of Section 9(B) is hereby deleted in its entirety and replaced with the following:

Purchaser and its agents and representatives, subject to the consent of the Tenants, shall have the right to go upon the Property at all reasonable times between now and the Closing Date for such purposes so long as Purchaser first provides at least one (1) week’s prior notice to Seller so that Seller shall have an opportunity to arrange such interview or inspection and to have a representative of Seller present at any such interview or inspection.

5.    Except as otherwise provided herein, nothing in this Amendment shall operate to modify, terminate or abrogate any other rights or remedies of Purchaser set forth in the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

6.    This Amendment may be executed in multiple counterparts all of which when taken together shall constitute one and the same instrument. Delivery of this Amendment or a counterpart thereof by facsimile will constitute valid delivery; however, the parties agree to replace signature pages delivered by facsimile with original signature pages as soon as is reasonably possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective as of the day and year set forth above.

PURCHASER:

/s/ Michael Schmidt
Michael Schmidt

SELLER:
WHLR – PIERPONT CENTER, LLC

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Its:	Manager

28971697